Exhibit 99.1

Contacts:
FOR IMMEDIATE RELEASE
July 30, 2012	Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Organic loan growth, expense control and credit contribute

to Old National’s strong second quarter earnings

2ND QUARTER HIGHLIGHTS:

•	Quarterly net income increases 60% over 2nd quarter 2011 and 25% over 1st quarter 2012

•	EPS of $.29 exceeds analysts estimates

•	End of period loans, excluding covered, increases $112.2 million over 1st quarter 2012

•	Credit quality metrics and capital position remain strong and continue to improve

•	Board of Directors declares cash dividend of $.09 per common share

Evansville, Ind. (July 30, 2012) – Today Old National Bancorp (NYSE: ONB) reported 2nd quarter net income of $27.2 million, or $.29 per share. These 2nd quarter results compare to the net income of $21.7 million, or $.23 per share, that Old National reported in 1st quarter 2012, and reflect a 60% increase over 2nd quarter 2011 net income. Included in 2nd quarter 2012 were $6.2 million of securities gains, compared to $.5 million in both 1st quarter 2012 and 2nd quarter 2011.

Old National Bancorp’s Board of Directors also declared a common stock dividend of $.09 per share on the Company’s outstanding shares. This dividend is payable September 18, 2012, to shareholders of record on September 4, 2012. For purposes of broker trading, the ex-date of the cash dividend is August 30, 2012.

“Old National’s second quarter contains several significant highlights which culminated in strong reported results,” stated Old National President and CEO Bob Jones. “Organic loan growth, sound expense management, better than peer credit quality and an expanding net interest margin are the result of a continued focus on our strategic imperatives as well as our ability to be a successful acquirer.”

Committed to our Strategic Imperatives

Old National’s strong performance can be attributed to our unwavering commitment to the following strategic imperatives:

1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.

1. STRENGTHEN THE RISK PROFILE

Credit Quality

Old National reported provision expense in the 2nd quarter of 2012 of $.4 million, compared to $2.1 million in the 1st quarter of 2012 and $3.2 million in the 2nd quarter of 2011. Old National’s net charge-offs for 2nd quarter 2012 were $1.5 million, or .13% of total loans, compared to $4.2 million, or .36% of total loans in 1st quarter 2012 and $5.8 million, or .56% of total loans, in 2nd quarter 2011.

Excluding covered loans, provision expense for the 2nd quarter of 2012 was ($3.4) million, compared to $1.0 million in 1st quarter 2012 and $3.2 million in 2nd quarter 2011. Old National’s net charge-offs for the 2nd quarter, excluding covered loans, were $.9 million, a decrease of $2.5 million from the $3.4 million reported in 1st quarter 2012 and a decrease of $4.9 million from the $5.8 million in net charge-offs reported in 2nd quarter 2011.

Excluding covered loans, Old National’s allowance for loan losses at June 30, 2012, was $50.4 million, or 1.19% of total loans, compared to an allowance of $54.7 million, or 1.33% of total loans at March 31, 2012, and $70.2 million, or 1.70% of total loans, at June 30, 2011. Excluding covered loans, the coverage of allowance to non-performing loans stood at 50% at June 30, 2012, compared to 48% at March 31, 2012.

“Credit results in the second quarter were very strong,” stated Chief Credit Officer Daryl Moore. “Lower levels of net charge-offs in the period were accompanied by significantly improved results in our Non-Performing and Problem Loan categories. Special Mention loans, however, bucked the improving trend in the quarter with a handful of loans migrating into this category in the period. Overall, we were pleased with the quarter from a credit quality standpoint.”

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	2009	2010	2011	1Q12	1Q12*	2Q12	2Q12*
Non-Performing Loans(NPLs)	$67.0	$70.9	$299.5	$272.6	$114.1	$241.7	$100.7
Problem Loans (Including NPLs)	$157.1	$174.3	$404.3	$370.0	$184.0	$310.9	$146.3
Special Mention Loans	$103.5	$84.0	$103.2	$97.2	$77.1	$119.3	$103.1
Net Charge-Off Ratio	1.40%	.75%	.49%	.36%	.33%	.13%	.09%
Provision for Loan Losses	$63.3	$30.8	$7.5	$2.1	$1.0	$.4	($3.4)

*	Excludes covered loans.

2. ENHANCE MANAGEMENT DISCIPLINE

Expense Management

Old National reported total noninterest expenses of $86.0 million for the 2nd quarter of 2012, compared to $91.3 million in the 1st quarter of 2012 and $79.8 million for the 2nd quarter of 2011. Noninterest expenses for 2nd quarter 2012 included $.8 million in acquisition-related costs, of which $.6 million resulted from the pending acquisition of Indiana Community Bancorp (announced January 25, 2012) with the remaining $.2 million from the July 29, 2011, FDIC-assisted acquisition of Integra Bank. The 2nd quarter of 2012 also included $1.7 million in efficiency initiatives expenses, as well as $1.3 million in OREO expenses related to Integra Bank assets of which 80% are reimbursable to Old National under the terms of the loss share agreement and recorded as a change to the indemnification asset in other income. In addition, 2nd quarter of 2012 included $.4 million for a litigation settlement. Noninterest expenses for 1st quarter 2012 also included $.8 million in acquisition-related expenses ($.4 million and $.4 million, respectively, of Integra Bank and Monroe Bancorp-related acquisition costs) as well as $9.7 million in OREO expenses, which are also 80% reimbursable, related to Integra Bank assets.

Capital Management

Old National’s capital position remained well above industry requirements at June 30, 2012, with regulatory tier 1 and total risk-based capital ratios of 14.6% and 15.7%, respectively, compared to 14.0% and 15.4% at March 31, 2012, and 13.4% and 14.9% at June 30, 2011.

The ratio of tangible common equity to tangible assets improved to 9.40% at June 30, 2012, compared to 9.23% at March 31, 2012, and 9.52% at June 30, 2011. Refer to Table 1 for Non-GAAP reconciliations.

	Well Capitalized	ONB at June 30, 2012
Tier 1 Risk-Based Capital Ratio	> 6%	14.6%
Total Risk-Based Capital Ratio	> 10%	15.7%
Tier 1 Leverage Capital Ratio	> 5%	9.0%

3. ACHIEVE CONSISTENT QUALITY EARNINGS

Balance Sheet and Net Interest Margin

Old National’s total loan portfolio increased $52.9 million during the 2nd quarter to $4.720 billion at June 30, 2012, from $4.667 billion at March 31, 2012. Excluding covered loans, every loan category experienced loan growth during the 2nd quarter, as residential real estate grew $63.3 million, commercial and industrial grew $25.1 million, commercial real estate grew $15.7 million and consumer grew $8.0 million. For the 2nd quarter 2012, average total loans were $4.684 billion, a $27.9 million decrease from the $4.711 billion for the 1st quarter 2012.

Total investments, including money market accounts, amounted to $2.804 billion at June 30, 2012, an increase of $28.7 million compared to $2.775 billion at March 31, 2012. Average total investments were $2.757 billion for the 2nd quarter compared to $2.651 billion in the 1st quarter. Securities gains for the 2nd quarter (net of $.8 million of other-than-temporary impairment) totaled $6.2 million, compared to 1st quarter securities gains of $.5 million (net of $.1 million of other-than-temporary impairment).

Total core deposits, including demand and interest-bearing deposits, continued to increase with a balance of $6.660 billion at June 30, 2012, compared to $6.647 billion at March 31, 2012. Importantly, Old National’s noninterest-bearing demand deposits increased $79.9 million during the 2nd quarter, to $1.848 billion at June 30, 2012, from $1.768 billion at March 31, 2012.

Old National reported net interest income of $76.0 million for 2nd quarter 2012 compared to $74.3 million in 1st quarter 2012, and $62.3 million for 2nd quarter 2011. Included in 2nd quarter 2012 net interest income is $4.0 million associated with the Monroe acquisition and $10.1 million associated with the Integra acquisition, related to the accretion of purchase accounting discounts. Included in 1st quarter 2012 net interest income is $3.0 million associated with the Monroe acquisition, and $9.6 million associated with the Integra acquisition, related to the accretion of purchase accounting discounts.

On a fully taxable equivalent basis, net interest income was $79.2 million for 2nd quarter 2012 and represented a net interest margin on total average earning assets of 4.26%. This compares to net interest income on a fully taxable equivalent basis of $77.3 million and a margin of 4.20% in 1st quarter 2012 and net interest income on a fully taxable equivalent basis of $65.2 million and a margin of 3.67% for 2nd quarter 2011. Included in 2nd quarter 2012 net interest margin is 21 basis points associated with the Monroe acquisition and 55 basis points associated with the Integra acquisition, related to the accretion of the purchase accounting discounts. Included in 1st quarter 2012 net interest margin is 16 basis points associated with the Monroe acquisition and 52 basis points associated with the Integra acquisition, related to the accretion of purchase accounting discounts. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.

Fees, Service Charges and Other Revenue

Total fees, service charges and other revenue were $42.1 million for 2nd quarter 2012 compared to $48.4 million in 1st quarter 2012 and $42.9 million in 2nd quarter 2011. The 2nd quarter of 2012 contained $.1 million in seasonal contingency revenue from the insurance business, compared to $1.2 million in 1st quarter 2012 and none in 2nd quarter 2011. The 2nd quarter of 2012 also included a reduction of $4.0 million from the change in indemnification asset relating to the acquisition of Integra Bank, compared to none in 2nd quarter 2011 and a benefit of $4.8 million in 1st quarter 2012. In addition, the 2nd quarter 2012 included a $1.6 million gain from a single OREO property.

Indiana Community Bancorp Acquisition Update

In a press release dated January 25, 2012, Old National Bancorp announced its intent to acquire Indiana Community Bancorp in an all stock transaction. In connection with that transaction, Indiana Community Bancorp held an Annual Meeting of Shareholders on July 24, 2012, at which shareholders approved the pending merger. The transaction is expected to close in the third quarter of 2012, subject to approval by federal and state regulatory authorities and the satisfaction of the closing conditions provided in the merger agreement.

About Old National

Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $8.7 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance which is one of the top 100 largest agencies in the US and the 10th largest bank-owned insurance agency. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central on Monday, July 30, 2012, to discuss 2nd quarter 2012 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on July 30 through August 13. To access the replay, dial 1-855-859-2056, conference code 96399349.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances - $ in millions)	March 31, 2012	June 30, 2012
Total Shareholders’ Equity	$1,050.4	$1,073.7
Deduct: Goodwill and Intangible Assets	(284.8)	(283.4)
Tangible Shareholders’ Equity	$765.6	$790.3
Total Assets	$8,581.1	$8,689.6
Add: Trust Overdrafts	.1	.1
Deduct: Goodwill and Intangible Assets	(284.8)	(283.4)
Tangible Assets	$8,296.4	$8,406.2
Tangible Equity to Tangible Assets	9.23%	9.40%

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including the proposed acquisition of Indiana Community Bancorp) and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, failure to adhere to or significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2012	Mar. 31, 2012	Change	% Change
Income Data:
Net Interest Income	$75,973	$74,273	$1,700	2.3%
Taxable Equivalent Adjustment	3,252	3,051	201	6.6
Net Interest Income (FTE)	79,225	77,324	1,901	2.5
Fees, Service Charges and Other Revenues	42,081	48,428	(6,347)	(13.1)
Securities Gains (Losses) (a)	6,212	523	5,689	N/M
Derivative Gains (Losses)	249	182	67	36.8
Total Revenue (FTE)	127,767	126,457	1,310	1.0
Provision for Loan Losses	393	2,056	(1,663)	(80.9)
Noninterest Expense	86,027	91,287	(5,260)	(5.8)
Income before Taxes	41,347	33,114	8,233	24.9
Provision for Taxes (FTE)	14,141	11,391	2,750	24.1
Net Income	27,206	21,723	5,483	25.2

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.29	.23	.06	26.1
Average Diluted Shares Outstanding	94,871	94,833	38	-0-
Book Value	11.34	11.10	.24	2.2
Stock Price	12.01	13.14	(1.13)	(8.6)

Performance Ratios:
Return on Average Assets	1.27%	1.02%	.25%	24.5
Return on Average Common Equity (c)	10.25	8.34	1.91	22.9
Net Interest Margin (FTE)	4.26	4.20	.06	1.4
Other Expense to Revenue (Efficiency Ratio) (d)	69.20	70.88	(1.68)	(2.4)
Net Charge-offs to Average Loans (e)	.09	.33	(.24)	(72.7)
Reserve for Loan Losses to Ending Loans (e)	1.19	1.33	(.14)	10.5)
Non-Performing Loans to Ending Loans (e)	2.38	2.77	(.39)	(14.1)

Balance Sheet:
Average Assets	$8,572,206	$8,524,398	47,808	.6
End of Period Balances:
Assets	8,689,556	8,581,058	108,498	1.3
Investments	2,705,950	2,758,366	(52,416)	(1.9)
Money Market Investments (f)	97,953	16,857	81,096	N/M
Commercial Loans and Leases	1,281,457	1,276,126	5,331	.4
Commercial Real Estate Loans	1,304,301	1,317,001	(12,700)	(1.0)
Consumer Loans	966,671	966,832	(161)	-0-
Residential Real Estate Loans	1,163,201	1,103,278	59,923	5.4
Residential Real Estate Loans Held for Sale	4,366	3,883	483	12.4
Earning Assets	7,523,899	7,442,343	81,556	1.1
Core Deposits (Excluding Brokered CDs)	6,660,127	6,646,520	13,607	.2
Borrowed Funds (Including Brokered CDs)	629,860	663,492	(33,632)	(5.1)
Common Shareholders’ Equity	1,073,727	1,050,411	23,316	2.2

(a)	Includes $780 and $96, respectively, for other-than-temporary impairment in 2nd and 1st quarter 2012.
(b)	Assumes conversion of stock options, restricted stock and warrants.
(c)	Based on average common shareholders’ equity of $1,061,301 and $1,042,015, respectively, for June 30, 2012 and March 31, 2012.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2012	June 30, 2011	Change	% Change
Income Data:
Net Interest Income	$75,973	$62,319	$13,654	21.9%
Taxable Equivalent Adjustment	3,252	2,908	344	11.8
Net Interest Income (FTE)	79,225	65,227	13,998	21.5
Fees, Service Charges and Other Revenues	42,081	42,902	(821)	(1.9)
Securities Gains (Losses) (a)	6,212	466	5,746	N/M
Derivative Gains (Losses)	249	221	28	12.7
Total Revenue (FTE)	127,767	108,816	18,951	17.4
Provision for Loan Losses	393	3,207	(2,814)	(87.7)
Noninterest Expense	86,027	79,758	6,269	7.9
Income before Taxes	41,347	25,851	15,496	59.9
Provision for Taxes (FTE)	14,141	8,835	5,306	60.1
Net Income	27,206	17,016	10,190	59.9

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.29	.18	.11	61.1
Average Diluted Shares Outstanding	94,871	94,701	170	.2
Book Value	11.34	10.64	.70	6.6
Stock Price	12.01	10.80	1.21	11.2

Performance Ratios:
Return on Average Assets	1.27%	.85%	.42%	49.4
Return on Average Common Equity (c)	10.25	6.87	3.38	49.2
Net Interest Margin (FTE)	4.26	3.67	.59	16.1
Other Expense to Revenue (Efficiency Ratio) (d)	69.20	71.92	(2.72)	(3.8)
Net Charge-offs to Average Loans (e)	.09	.56	(.47)	(83.9)
Reserve for Loan Losses to Ending Loans (e)	1.19	1.70	(.51)	(30.0)
Non-Performing Loans to Ending Loans (e)	2.38	2.88	(.50)	(17.4)

Balance Sheet:
Average Assets	$8,572,206	$8,021,350	$550,856	6.9
End of Period Balances:
Assets	8,689,556	8,018,848	670,708	8.4
Investments	2,705,950	2,793,152	(87,202)	(3.1)
Money Market Investments (f)	97,953	195,796	(97,843)	(50.0)
Commercial Loans and Leases	1,281,457	1,269,607	11,850	.9
Commercial Real Estate Loans	1,304,301	1,170,401	133,900	11.4
Consumer Loans	966,671	881,891	84,780	9.6
Residential Real Estate Loans	1,163,201	795,442	367,759	46.2
Residential Real Estate Loans Held for Sale	4,366	6,104	(1,738)	(28.5)
Earning Assets	7,523,899	7,112,393	411,506	5.8
Core Deposits (Excluding Brokered CDs)	6,660,127	5,954,376	705,751	11.9
Borrowed Funds (Including Brokered CDs)	629,860	806,386	(176,526)	(21.9)
Common Shareholders’ Equity	1,073,727	1,008,274	65,453	6.5

(a)	Includes $780 and $200, respectively, for other-than-temporary impairment in 2nd quarter 2012 and 2nd quarter 2011.
(b)	Assumes conversion of stock options, restricted stock and warrants.
(c)	Based on average common shareholders’ equity of $1,061,301 and $990,673 respectively, for 2012 and 2011.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.
N/M	= Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights

	Six-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2012	June 30, 2011	Change	% Change
Income Data:
Net Interest Income	$150,246	$123,686	$26,560	21.5%
Taxable Equivalent Adjustment	6,303	5,928	375	6.3
Net Interest Income (FTE)	156,549	129,614	26,935	20.8
Fees, Service Charges and Other Revenues	90,509	84,191	6,318	7.5
Securities Gains (Losses) (a)	6,735	1,666	5,069	N/M
Derivative Gains (Losses)	431	553	(122)	(22.1)
Total Revenue (FTE)	254,224	216,024	38,200	17.7
Provision for Loan Losses	2,449	6,519	(4,070)	(62.4)
Noninterest Expense	177,314	159,683	17,631	11.0
Income before Taxes	74,461	49,822	24,639	49.5
Provision for Taxes (FTE)	25,532	16,373	9,159	55.9
Net Income	48,929	33,449	15,480	46.3

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.52	.35	.17	48.6
Average Diluted Shares Outstanding	94,847	94,674	173	.2
Book Value	11.34	10.64	.70	6.6
Stock Price	12.01	10.80	1.21	11.2

Performance Ratios:
Return on Average Assets	1.14%	.83%	.31%	37.3
Return on Average Common Equity (c)	9.31	6.83	2.48	36.3
Net Interest Margin (FTE)	4.23	3.64	.59	16.2
Other Expense to Revenue (Efficiency Ratio) (d)	70.06	72.74	(2.68)	(3.7)
Net Charge-offs to Average Loans (e)	.21	.41	(.20)	(48.8)
Reserve for Loan Losses to Ending Loans (e)	1.19	1.70	(.51)	(30.0)
Non-Performing Loans to Ending Loans (e)	2.38	2.88	(.50)	(17.4)

Balance Sheet:
Average Assets	$8,548,302	$8,029,856	$518,446	6.5
End of Period Balances:
Assets	8,689,556	8,018,848	670,708	8.4
Investments	2,705,950	2,793,152	(87,202)	(3.1)
Money Market Investments (f)	97,953	195,796	(97,843)	(50.0)
Commercial Loans and Leases	1,281,457	1,269,607	11,850	.9
Commercial Real Estate Loans	1,304,301	1,170,401	133,900	11.4
Consumer Loans	966,671	881,891	84,780	9.6
Residential Real Estate Loans	1,163,201	795,442	367,759	46.2
Residential Real Estate Loans Held for Sale	4,366	6,104	(1,738)	(28.5)
Earning Assets	7,523,899	7,112,393	411,506	5.8
Core Deposits (Excluding Brokered CDs)	6,660,127	5,954,376	705,751	11.9
Borrowed Funds (Including Brokered CDs)	629,860	806,386	(176,526)	(21.9)
Common Shareholders’ Equity	1,073,727	1,008,274	65,453	6.5

(a)	Includes $876 and $499, respectively, for other-than-temporary impairment in 2012 and 2011.
(b)	Assumes conversion of stock options, restricted stock and warrants.
(c)	Based on average common shareholders’ equity of $1,051,658 and $980,069, respectively, for 2012 and 2011.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.
N/M	= Not meaningful.